Exhibit 99.1

Ambarella, Inc. Announces First Quarter Fiscal Year 2022 Financial Results

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com

June 1, 2021 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an AI vision silicon company, today announced financial results for its first quarter of fiscal year 2022 ended April 30, 2021.

•	Revenue for the first quarter of fiscal 2022 was $70.1 million, up 28% from $54.6 million in the same period in fiscal 2021.

•	Gross margin under U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2022 was 62.4%, compared with 58.6% for the same period in fiscal 2021.

•

GAAP net loss for the first quarter of fiscal 2022 was $10.8 million, or loss per diluted ordinary share of $0.30, compared with GAAP net loss of $15.5 million, or loss per diluted ordinary share of $0.45, for the same period in fiscal 2021.

Financial results on a non-GAAP basis for the first quarter of fiscal 2022 are as follows:

•	Gross margin on a non-GAAP basis for the first quarter of fiscal 2022 was 62.9%, compared with 59.1% for the same period in fiscal 2021.

•

Non-GAAP net income for the first quarter of fiscal 2022 was $8.9 million, or earnings per diluted ordinary share of $0.23. This compares with non-GAAP net income of $1.3 million, or earnings per diluted ordinary share of $0.04, for the same period in fiscal 2021.

Based on information available as of today, Ambarella is offering the following guidance for the second quarter of fiscal year 2022, ending July 31, 2021:

•	Revenue is expected to be between $74.0 million to $77.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 61.0% and 62.0%.

•	Operating expenses on a non-GAAP basis are expected to be between $36.0 million and $37.5 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the first quarter of fiscal 2022 was $435.5 million, compared with $440.7 million at the end of the prior quarter and $411.3 million at the end of the same quarter a year ago.

“Ambarella has its strongest product portfolio in its history, and positive secular forces are driving the digital transformation across the growing number of industries we serve. Although early in this transformation, our Q1 non-GAAP operating margins of 12%, compared to 1% a year ago, demonstrate our positive earnings leverage. Our automotive business, led by CV, should double this year, and a multi-year period of share gains, in a growing market, has now likely commenced,” said Fermi Wang, President and CEO. “We continue to face a variety of significant supply-chain challenges, however our execution is strong and our guidance assumes the worst of the supply-chain challenges from the Texas freeze will be experienced in Q2 and improve as we progress through the second half of the year.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Casey Eichler, Chief Financial Officer, to discuss the first quarter of fiscal year 2022 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, and robotic applications. Ambarella’s low-power system-on-chips (SoCs) offer high-resolution video compression, advanced image processing, and powerful deep neural network processing to enable intelligent cameras to extract valuable data from high-resolution video streams. For more information, please visit www.ambarella.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the second quarter of fiscal year 2022 ending July 31, 2021, and the comments of our CEO relating to potential opportunities in the visual AI and computer vision markets, future market trends, our ability to generate revenue and operating profit from such markets, the Company’s prospects in the automotive market, and supply-chain challenges faced by the Company. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with global health conditions and associated risk mitigation measures; global economic and political conditions, including possible trade tariffs and restrictions; supply chain challenges in the semiconductor industry; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for computer vision applications; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2021 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the first fiscal quarter ended April 30, 2021 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the first quarter of fiscal year 2022, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the second quarter of fiscal year 2022, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2021	2020
Revenue	$70,133	$54,645

Cost of revenue	26,368	22,625

Gross profit	43,765	32,020

Operating expenses:
Research and development	37,874	34,200
Selling, general and administrative	16,027	13,435

Total operating expenses	53,901	47,635

Loss from operations	(10,136)	(15,615)

Other income, net	593	1,278

Loss before income taxes	(9,543)	(14,337)

Provision for income taxes	1,275	1,126

Net loss	$(10,818)	$(15,463)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.30)	$(0.45)

Diluted	$(0.30)	$(0.45)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	35,940,304	34,080,330

Diluted	35,940,304	34,080,330

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended April 30,
	2021	2020
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$323	$297
Research and development	11,194	9,896
Selling, general and administrative	7,325	5,843

Total stock-based compensation	$18,842	$16,036

The difference between GAAP and non-GAAP gross margin was 0.5% and 0.5%, or $0.3 million and $0.3 million, for the three months ended April 30, 2021 and April 30, 2020, respectively. The differences were due to the effect of stock-based compensation.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2021	2020
	(unaudited)
GAAP net loss	$(10,818)	$(15,463)

Non-GAAP adjustments:
Stock-based compensation expense	18,842	16,036
Income tax effect	899	748

Non-GAAP net income	$8,923	$1,321

GAAP - diluted weighted average shares	35,940,304	34,080,330
Non-GAAP - diluted weighted average shares	38,081,315	35,174,372

GAAP - diluted net loss per share	$(0.30)	$(0.45)
Non-GAAP adjustments:
Stock-based compensation expense	0.52	0.47
Income tax effect	0.03	0.02
Effect of Non-GAAP - diluted weighted average shares	(0.02)	—
Non-GAAP - diluted net income per share	$0.23	$0.04

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	April 30, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$227,509	$241,274
Marketable debt securities	208,020	199,434
Accounts receivable, net	34,528	24,974
Inventories	33,120	26,081
Restricted cash	10	10
Prepaid expenses and other current assets	5,361	5,531

Total current assets	508,548	497,304

Property and equipment, net	6,308	5,530
Deferred tax assets, non-current	10,481	10,914
Intangible assets, net	17,291	18,703
Operating lease right-of-use assets, net	10,775	9,659
Goodwill	26,601	26,601
Other non-current assets	4,634	4,569

Total assets	$584,638	$573,280

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	20,644	21,124
Accrued and other current liabilities	44,897	48,126
Operating lease liabilities, current	2,992	2,911
Income taxes payable	700	962
Deferred revenue, current	770	844

Total current liabilities	70,003	73,967

Operating lease liabilities, non-current	8,475	7,525
Other long-term liabilities	14,866	16,812

Total liabilities	93,344	98,304

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	16	16
Additional paid-in capital	375,021	347,458
Accumulated other comprehensive income	792	1,219
Retained earnings	115,465	126,283

Total shareholders’ equity	491,294	474,976

Total liabilities and shareholders’ equity	$584,638	$573,280